Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

THIS SEPARATION AND GENERAL RELEASE AGREEMENT (this “Separation Agreement”) is entered into between William R. Cook, Jr. (“Employee”) and Tower Automotive Operations USA I, LLC (the “Employer”) effective August 7, 2017 (the “Effective Date”).  For purposes of this Separation Agreement, “Company Group” means the Employer and its Affiliates which shall include any entity that directly or indirectly controls, is controlled by, or is under common control with the Employer and provided that, for purposes of this Release, Affiliate shall include Tower International, Inc. and any entity owned or controlled, directly or indirectly, by Tower International, Inc.

1.Separation of Employment.

(a)Employee acknowledges and understands that his last day of employment with Employer and/or the Company Group will be December 31, 2017 (or, if earlier, the date Employee’s employment terminates pursuant to the Employment Agreement, dated as of March 4, 2013, by and between Employee and Employer, as amended by that certain Agreement to Extend Employment Term and Increase Base Salary dated as of December 16, 2015 (the “Employment Agreement”)) (the “Separation Date”).  Effective upon the Separation Date, Employee hereby resigns from all positions (including board seats) that he holds with the Company Group effective as of the Separation Date and agrees to take all actions that may be necessary or appropriate to effectuate such resignations.

(b)Notwithstanding anything contained in the Employment Agreement to the contrary, in the event that Employee’s employment terminates after the Effective Date under any of the circumstances set forth in Section 5.2.1 of the Employment Agreement (including by virtue of Employee’s planned retirement on December 31, 2017), the benefits and payments set forth in this Separation Agreement shall, subject to Employee’s (or Employee’s executor,  heirs or representative in the event of Employee’s death or incapacity)  re-execution of this Separation Agreement as provided herein, be provided Employee (or his estate,  heirs or representative as applicable) in lieu of the payments and benefits that may or would have been payable under Section 5.2.1 of the Employment Agreement.  In the event that Employee’s employment terminates after the Effective Date under any other circumstances, the terms of the Employment Agreement (and not this Separation Agreement) shall govern.

2.Employee General Release of the Released Parties.  In consideration of the payments to be made and the benefits to be received by Employee pursuant to Section 4 of this Separation Agreement, effective upon the date that Executive (or Employee’s executor, heirs or representative in the event of Employee’s death or incapacity)  re-executes this Separation Agreement in accordance with Section 13(B) hereof, and provided Employee does not revoke this Separation Agreement within the period of time permitted for revocation under Section 13(B) of this Separation Agreement,  Employee  (or Employee’s executor, heirs or representative in the event of Employee’s death or incapacity), on his (or their) own behalf, and for Employee’s spouse, heirs, successors, assigns, executors and representatives of any kind (collectively, “Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Employer, the Company Group, and their respective successors and assigns (collectively “Tower”) and each of their respective present and former employees, directors, officers, agents, partners, shareholders, and insurers, including without limitation all persons acting by, through, under or in concert with any of them (collectively, “Releasees”), from any and all claims, actions, demands, causes of action, costs, expenses, attorney fees, and all liabilities whatsoever of any kind or nature, known or unknown, fixed or contingent, which Employee has, had, or may ever have against the Releasees relating to or arising or having arisen out of or in connection with Employee’s employment or separation from employment with Tower, from the beginning of time up to and including the date Employee executes this Release, excepting only claims or rights that, as a matter of law cannot be released.

This release includes, without limitation, (a) law or equity claims; (b) contract (express or implied), breach of contract, or tort claims; (c) claims for wrongful discharge, retaliatory discharge, whistle blowing, libel, slander, defamation, unpaid compensation, wage and hour violations, intentional infliction of emotional distress, fraud, public policy contract or tort, and implied covenant of good faith and fair dealing, whether based in common law or any federal, state or local statute; (d) claims under or associated with any of the Employer’s or Company Group’s equity compensation plans or arrangements, including without limitation stock options, expenses, salary, bonuses, profit sharing or fringe benefits; (e) claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, or retaliation (including without limitation under Title VII of the Civil Rights Act of 1964; the Civil Rights Action of 1991; the Rehabilitation Act; the Americans with Disabilities Action of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act; the Uniformed Services Employment and Reemployment Rights Act of 1994, the Lilly Ledbetter Fair Pay Act or any other foreign, federal, state or local law or judicial decision); (f) claims arising under the Employee Retirement Income Security Act of 1974, as amended; and (g) any other statutory or common law claims related to Employee’s employment or the separation of Employee’s employment.  Employee understands and agrees that this release is intended to waive all claims of every kind and nature, whether known or unknown, actual or contingent, asserted or unasserted, arising under common law, statutory law or otherwise; no claim of any sort is reserved.  Employee also waives any claim to reinstatement or re-employment with the Employer or any member of the Company Group following the Separation Date.

Without limiting the foregoing paragraph, Employee understands and acknowledges that the release set forth above specifically releases and waives any claims of age discrimination, known or unknown, and any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”) arising prior to the effective date of this Separation Agreement, and that this waiver and release is knowing and voluntary.

Notwithstanding anything contained herein to the contrary, this Separation Agreement does not release any indemnification or other rights Employee may have in accordance with the governing instruments of the Company Group or under any director and officer liability insurance maintained by the Company Group with respect to liabilities arising as a result of Employee’s service as an officer or director of the Company or an Affiliate.

Employee represents that Employee is not aware of and has not engaged in any activity that would constitute wrongful conduct including, but not limited to, fraud, misrepresentation, or any conduct contrary to existing policies of the Employer or the Company Group.

3.Representations; Covenant Not to Sue.  Employee hereby represents and warrants that (A) Employee has not filed, caused or permitted to be filed any pending proceeding (nor has Employee lodged a complaint with any governmental or quasi-governmental authority) against any of the Releasees, nor has Employee agreed to do any of the foregoing, (B) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or claim against any of the Releasees which has been released in this Separation Agreement, and (C) Employee has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any claim against any of the Releasees.  Except as set forth in Section 10 below, Employee covenants and agrees that Employee shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by himself or any third party of a proceeding or claim against any of the Releasees based upon or relating to any claim released by Employee in this Separation Agreement.

4.Payments, Benefits.  As good consideration for Employee’s execution, delivery and non-revocation of this Separation Agreement, and subject to Employee’s compliance with the provisions of Section 7 of this Separation Agreement, Employer shall provide Employee (or Employee’s estate in the event of Employee’s death) with:

a) severance payments, which shall include the “Base Severance Amount” pursuant to Section 5.2.1(b)(i)(A) of the Employment Agreement, in the form of continuation of Employee’s rate of base salary ($424,200 per annum), in accordance with Employer’s customary payroll practices and less applicable tax withholdings, for a period of sixteen (16) months following the Separation Date (for cumulative severance payments under this Section 4(a) in the amount of $565,600).

b) an additional severance payment, which shall include the “Bonus Severance Amount” pursuant to Section 5.2.1(b)(i)(B) of the Employment Agreement, payable in a lump sum (less applicable tax withholdings)

between January 1, 2018 and March 15, 2018 in an aggregate amount equal to (i) $293,400,  plus (ii) an amount equal to the bonus, if any, that is earned by Employee for 2017. The bonus amount for 2017, if any, will be based on the level of achievement of performance for bonuses paid to active employees for 2017.

c)  Employee’s outstanding restricted stock units (4,263 units)  shall  continue to vest in accordance with the regularly scheduled vesting schedule applicable to such units, i.e. without acceleration of the regular vesting schedule.

d)  Employee’s Performance Awards for 2015, 2016 and 2017 shall continue to vest in accordance with the regularly scheduled vesting schedule applicable thereto, and shall be calculated and paid in a lump sum (less applicable tax withholdings) in the same manner and concurrent with payments with respect to Performance Awards for 2015, 2016 and 2017 made to active employees.

e)  Subject to Employee’s (or Employee’s covered dependents’) timely election of, and continued eligibility for, continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA Coverage”) under the Employer’s group health plan(s) which cover Employee as of the date of the Separation Date, the Employer shall waive (or reimburse the Employee on a monthly basis for) the cost of such COBRA Coverage to the extent that that such cost exceeds the cost that the Employer charges active employees for similar coverage until the earlier of (x) the date that such COBRA Coverage terminates (but for not longer than sixteen  (16) months of COBRA Coverage), or (y) the date that the Employee is covered under another group health plan.

For purposes of this Separation Agreement, the items listed in a) through e) above are referred to collectively as the “Separation Payments”. Employee acknowledges that Employee is not otherwise entitled to receive the Separation Payments. Employee further acknowledges that nothing in this Separation Agreement shall be deemed to be an admission of liability on the part of any of the Releasees.  Employee agrees that Employee will not seek anything further from any of the Releasees.

5.Final Pay Check.  Employee will receive his final pay check on the regular pay date on or next following the Separation Date. The final pay check will include payment for all earned, but unpaid, base salary through and including the Separation Date, together with payment of any unused accrued vacation time that Employee had as of the Separation Date (in each case, less applicable tax withholdings).

6.Retention Bonus.  Pursuant to Section 4.7 of the Employment Agreement, Employee will, subject to Employee’s compliance with the provisions of Section 7 of this Separation Agreement, receive payment in January 2018 of the “2017 Retention Bonus” thereunder in the amount of $675,675 (less applicable tax withholdings).

7.Survival of Employment Agreement Covenants. Employee represents and warrants that he has complied with the Employment Agreement and shall continue to be bound by the terms of the provisions thereof that survive the termination of Employee’s employment with the Employer (the “Surviving Covenants”). Without limiting the foregoing, Employee acknowledges and agrees that all of the provisions of Section 6 of the Employment Agreement (as modified below) shall survive the termination of the Employee’s employment and be considered Surviving Covenants; provided, however, that in consideration for the payments and benefits of Section 4 of this Separation Agreement, the “Non-Solicit Period” and “Non-Compete Period” set forth in Section 6.2 and Section 6.3, respectively, of the Employment Agreement shall expire eighteen (18) months (rather than twelve (12) months) after the Separation Date. For avoidance of doubt, for purposes of Section 6.2 and Section 6.3 of the Employment Agreement, the Employee’s employment shall be deemed to have terminated pursuant to Section 5.2.1 of the Employment Agreement. In the event of a breach by the Employee of any of the provisions of Section 6 of the Employment Agreement, as amended above, the Employer shall have the remedies and relief set forth in Section 6.7 of the Employment Agreement (which shall be deemed to apply to the 2017 Retention Bonus as well). Nothing in this Section 7 is intended to, nor shall interfere with Employee’s exercise of his preserved rights described in Section 10 of this Separation Agreement.

8.Company Property.  As of the date of re-execution of this Separation Agreement in accordance with Section 13(B) hereof, Employee represents that he has returned to Employer all of Employer’s and its affiliates’ property in Employee’s possession, custody and/or control, including, but not limited to, all equipment, vehicles, computers, personal digital assistants, pass codes, keys, swipe cards, credit cards, documents or other materials, in whatever form or format, that Employee received, prepared, or helped prepare. As of the date of re-execution of this Separation Agreement in accordance with Section 13(B) hereof, Employee represents that Employee has not retained any copies, duplicates, reproductions, computer disks, or excerpts thereof of Employer’s or its affiliates’ documents.  Employee agrees to disclose to the Employer all passwords necessary or desirable to enable the Employer to access all information which Employee has password-protected on any of its computer equipment or on its computer network or system.

9.Construction of Agreement.  In the event that one or more of the provisions contained in this Separation Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, such unenforceability shall not affect any other provision of this Separation Agreement, but this Separation Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein provided, however, that if any court were to find that the waiver and release of claims set forth in Section 2 of this Separation Agreement is unlawful or unenforceable, or was not entered into knowingly or voluntarily, Employee agrees to execute a waiver and release of claims in a form satisfactory to Employer that is lawful and enforceable.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law.  This Separation Agreement and any and all matters arising directly or indirectly herefrom shall be governed under the laws of the State of Michigan without reference to choice of law rules.  Employer and Employee consent to the sole jurisdiction of the federal and state courts of Michigan.  EMPLOYER AND EMPLOYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS SEPARATION AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM, AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

10.Acknowledgments.  Employer and Employee acknowledge and agree that:

(A)  By entering in this Separation Agreement, Employee does not waive any rights or claims that may arise after the date that Employee executes and delivers this Separation Agreement to Employer or re-executes this Separation Agreement in accordance with Section 13(B) hereof;

(B)  This Agreement is not intended to, and shall not in any way prohibit, limit or otherwise interfere with your protected rights under federal, state or local law to without notice to the Employer: (i) communicate or file a charge with a government regulator; (ii) participate in an investigation or proceeding conducted by a government regulator; or (iii) receive an award paid by a government regulator for providing information;

(C)Notwithstanding anything set forth in this Separation Agreement to the contrary, nothing in this Separation Agreement shall affect or be used to interfere with Employee’s protected right to test in any court, under the OWBPA, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Separation Agreement; and

(D)  Nothing in this Separation Agreement shall preclude Employee from exercising Employee’s rights, if any (i) under Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA, (ii) under the Employer’s 401(k) plan, or (iii) to exercise vested stock options granted under the Employer’s 2010 Equity Incentive Plan, to the extent exercisable as of the Separation Date (and to the extent such options may be exercised under such 2010 Equity Incentive Plan and the related option grant agreements).

11.Bar.  Employee acknowledges and agrees that if Employee makes any claim or demand or commence or threaten to commence any action, claim or proceeding against the Releasees with respect to any cause, matter or thing which is the subject of this Separation Agreement, this Separation Agreement may be raised as a complete bar to any such action, claim or proceeding, and the applicable Releasee may recover from Employee all costs incurred in connection with such action, claim or proceeding, including attorneys’ fees, along with the consideration.

12.Miscellaneous. This Separation Agreement constitutes the entire agreement and understanding between Employee and Employer concerning the subject matter of this Separation Agreement and, except as provided by Section 7 hereof, all prior and contemporaneous representations, understandings, and agreements concerning the subject matter of this Separation Agreement have been superseded by the terms of this Separation Agreement.  This Separation Agreement shall inure to the benefit of, and shall be binding upon, the Employee and the Employer, and their respective successors, assigns, heirs and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred.

13.Opportunity For Review.

(A)Employee is hereby advised and encouraged by Employer to consult with his own independent counsel before signing this Agreement.  Employee represents and warrants that Employee (i) has had sufficient opportunity to consider this Separation Agreement, (ii) has read this Separation Agreement, (iii) understands all the terms and conditions hereof, (iv) is not incompetent or had a guardian, conservator or trustee appointed for Employee, (v) has entered into this Separation Agreement of Employee’s own free will and volition, (vi) has duly executed and delivered this Separation Agreement, (vii) understands that Employee is responsible for Employee’s own attorneys’ fees and costs, (viii) has been advised and encouraged by Employer to consult with Employee's own independent counsel before signing this Separation Agreement (ix) has had the opportunity to review this Separation Agreement with counsel of his choice or has chosen voluntarily not to do so, (x) understands that Employee has been given twenty-one (21) days to review this Separation Agreement before signing this Separation Agreement and re-executing this Separation Agreement as set forth below, and understands that he is free to use as much or as little of the 21-day periods as Employee wishes or considers necessary before deciding to sign this Separation Agreement, (xi) understands that if Employee does not re-sign and return this Separation Agreement to Employer (attention: Rodger Rooney)  within 21-days after the Separation Date, Employee shall not be entitled to receive the payments and benefits provided for under Section 4 of this Separation Agreement, and the Separation Date shall be unaltered, and (xii) understands that this Separation Agreement is valid, binding, and enforceable against the parties hereto in accordance with its terms.

(B)This Separation Agreement shall be effective when executed by Employee and Employer.  To receive the payments and benefits provided under this Separation Agreement, Employee (or Employee’s executor, heirs or representative in the event of Employee’s death or incapacity) shall be required to re-execute this Separation Agreement on or within 21-days after the Separation Date; and Employee reaffirms the representations and warranties set forth in Section 13(A) above in connection with such re-execution.    The parties hereto understand and agree that Employee may revoke this Separation Agreement after having re-executed  it by delivering a written notice of revocation to Employer (attention: Rodger Rooney)  by no later than 11:59 p.m. on the seventh (7th) day after Employee’s re-execution of this Separation Agreement.  If Employee revokes this Separation Agreement, it shall not be effective or enforceable, Employee shall not be entitled to receive the payments and benefits provided for under Section 4 of this Separation Agreement, and the Separation Date shall be unaltered.    Except as set forth herein or the context otherwise requires, all representations and covenants of Employee contained in this Separation Agreement shall be made as of the Effective Date and as of the date Employee re-executes this Separation Agreement in accordance with this Section 13(B).

[signature page follows]

Agreed to and accepted on this 5 day of October, 2017.

Witness:EMPLOYEE:

_/s/ Rodger Rooney___/s/ William R. Cook_

William R. Cook, Jr.

RE-EXECUTION:

Agreed to and accepted on this ____ day of __________, 201_.

Witness:EMPLOYEE:

_________________________________________

William R. Cook, Jr.

Agreed to and accepted on this 7 day of August, 2017.

EMPLOYER:

TOWER AUTOMOTIVE OPERATIONS USA I, LLC

BY: _/s/ James C. Gouin__